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Exhibit 32

Certification of CEO and Acting Principal Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report on Form 10-Q of Rite Aid Corporation (the "Company") for the quarterly period ended May 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mary F. Sammons, as Chief Executive Officer of the Company, and Douglas E. Donley as Acting Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of her/his knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARY F. SAMMONS
Name:	Mary F. Sammons
Title:	Chief Executive Officer
Date:	October 8, 2008
/s/ DOUGLAS E. DONLEY
Name:	Douglas E. Donley
Title:	Acting Principal Financial Officer
Date:	October 8, 2008

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  Exhibit 32
Certification of CEO and Acting Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002